                                  EXHIBIT 99.1

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

          AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of January 23,
2006 (this "Agreement"), by and among HALTER CAPITAL CORPORATION, a Texas corporation ("Seller"), ADUROMED CORPORATION, a Delaware corporation
("Purchaser"), and GENERAL DEVICES, INC., a Delaware corporation ("Company").

                                   WITNESSETH

          WHEREAS, Seller, Purchaser and the Company have heretofore entered into that certain Stock Purchase Agreement, dated as of December 7, 2005 (the
"Original Agreement"), pursuant to which Seller agreed to sell to Purchaser, and purchaser agreed to purchase from Seller, 259,600 shares (the "Shares") of the
Company's common stock, par value $0.0001 per share (the "Common Stock"), after the application of a one-for-five (1:5) reverse split of the Company's capital stock described in its SEC Form 14C filed with the Securities and Exchange
Commission (the "SEC") on October 28, 2005 (the "Pending 14C"), and representing approximately 36% of the Company's issued and outstanding shares of the Common
Stock prior to the transactions referred to in Section 6.1 below; and

          WHEREAS, the parties to the Original Agreement desire to amend and restate the terms of the Original Agreement;

          NOW, THEREFORE, in consideration of the promises and respective mutual agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Original Agreement be, and hereby is, amended and restated in its entirety as herein set forth:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

          1.1 Sale of the Shares. Subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, Seller agrees to sell, assign, transfer and deliver the Shares to
Purchaser, and Purchaser agrees to purchase the Shares from Seller.

          1.2 The Closing. The closing (the "Closing") of the purchase of the
Shares and the other transactions referred to in Section 6.1 hereof shall take place by means of facsimile signatures on counterpart copies exchanged between counsel to the parties with original documents to follow via overnight delivery, on or before January 31, 2006, with originally executed documents thereafter to be delivered via overnight delivery. The date of the Closing is herein referred to as the "Closing Date".

          1.3 Instruments of Conveyance and Transfer. At the Closing Date,
Seller shall deliver certificates representing the Shares to Purchaser duly endorsed by Seller to Purchaser, in form

and substance satisfactory to Purchaser ("Certificates"), as shall be effective to vest in Purchaser all right, title and interest in and to all of the Shares.
See Article 6 below.

          1.4 Consideration and Payment for the Shares. In consideration for the
Shares, Purchaser shall pay to Seller a total purchase price of Six Hundred
Thousand Dollars ($600,000) plus the amount of cash on hand in the Company as of the Closing Date (the "Purchase Price"), payable by wire transfer to an account of Seller, the coordinates of which shall be supplied to Purchaser not later than three business days prior to the Closing.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents, warrants and undertakes to Purchaser that, except as set forth in the Disclosure Schedule:

          2.1 Transfer of Title. Seller shall transfer all right, title and interest in and to the Shares to Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

          2.2 Execution and Delivery

               (a) Due Execution. This Agreement has been duly executed and delivered by Seller.

               (b) Valid Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

               (c) Authorization. The execution, delivery and performance by
          Seller of this Agreement and the delivery by Seller of the Shares have been duly and validly authorized by the Company, and no further consent or authorization of Seller, the Company, its Board of
          Directors, or its stockholders is required.

               (d) Seller's Title to Shares; No Liens or Preemptive Rights;
          Valid Issuance. Seller has and at the Closing will have good and valid title and control of the Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to Purchaser;
          and on delivery to Purchaser of the Shares, good and valid title to all the Shares will pass to Purchaser and all of the Shares will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any kind or any nature whatsoever, whether direct, indirect or contingent and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company. The Shares have been legally and validly issued in compliance with all applicable
          U.S. federal and state securities laws, and are fully paid and non-assessable

                                       2

          shares of the Company's Common Stock, and the Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company. At the Closing, Seller shall deliver to Purchaser
          Certificates representing the Shares free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever with appropriate stock powers with medallion guarantees.

          2.3 No Governmental Action Required. The execution and delivery by
Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

          2.4 Compliance with Applicable Law and Corporate Documents. The execution and delivery by Seller of this Agreement does not and will not, and the sale by Seller of the Shares and the consummation of the other transactions contemplated by this Agreement does not and will not violate any provision of applicable law or regulation or breach any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or any of Seller's assets, or result in the creation or imposition of any lien on any asset of Seller.

          2.5 Not a Voting Trust: No Proxies. None of the Shares is or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares. Except as provided in this Agreement, Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares.

          2.6 Survival of Representations. The representations and warranties herein by Seller will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will survive the
Closing Date as provided in Section 7.1(c).

          2.7 Adoption of Company's Representations. Seller adopts and remakes as its own each and every representation, warranty and undertaking made by the
Company in Article 3 below as if it had made such representations, warranties and undertakings to Purchaser directly.

          2.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Purchaser or the
Company in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 3
           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

          The Company represents, warrants and undertakes to Purchaser that, except as set forth on the Disclosure Schedule:

          3.1 Subsidiary. The Company owns all the outstanding equity securities, consisting of 1,000 shares of common stock, issued by GD MergerSub
II, Inc., a Delaware corporation ("MergerSub"). The Company is the sole record and beneficial owner of all of the outstanding equity securities of MergerSub free and clear of all liens, security interests, pledges,

                                       3

encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent. MergerSub is in good standing in the State of Delaware with full power and authority to enter into the Public Transaction Agreement and the Public Transaction referred to in
Section 6.1 below; and its president has been duly authorized and directed by the Company to sign the Public Transaction Agreement and to close the transaction contemplated thereby on behalf of the Company.

          3.2 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is not qualified to conduct business in any jurisdiction other than the States of Delaware and New Jersey.

          3.3 Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution.
The authorized capital of the Company is 100,000,000 shares of Common Stock, par value $0.0001 per share, and 40,000,000 shares of Preferred Stock, par value
$0.0001 per share. The issued and outstanding capital stock of the Company is
1,259,585 shares of Common Stock and no shares of Preferred Stock. All of the shares of capital stock have been duly authorized, validly issued, and are fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the
Company, or otherwise. As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the
Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the
Company is obligated to register the sale of any of its securities under the 33
Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company's certificate of incorporation or bylaws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this
Agreement. The Company has furnished to Purchaser true and correct copies of the
Company's certificate of incorporation and bylaws.

          3.4 Compliance with Applicable Law and Corporate Documents. To the best of the Company's knowledge, the Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where the failure to so comply would not have a material adverse effect on the business of the Company. The execution and delivery by Sellers of this Agreement does not and will not, and the sale by
Sellers of the Shares and the consummation of the other transactions contemplated by this Agreement do not and will not, breach any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its assets, or result in the creation or imposition of any lien on any asset of the Company, except for breaches or liens that will not have a material adverse affect on the business of the Company.

                                       4

          3.5 Financial Statements.

               (a) The Purchaser has received a copy of the audited financial statements of the Company for the fiscal year ended December 31, 2004 and the unaudited financial statements for the nine months ended
          September 30, 2005 ("Financial Statements"). The Financial Statements
          fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended.

               (b) Since September 30, 2005 (the "Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.

               (c) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise)
          or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

               (d) The Financial Statements are contained in the Company's reports and other documents filed with the SEC since the Company's formation (the "SEC Reports").

               (e) The SEC Reports (i) are accurate and complete, (ii) are not subject to any outstanding SEC comment letters or inquiries, and (iii)
          do not contain any false statement of fact or fail to state any fact necessary to make the facts stated therein not misleading.

          3.6 No Litigation. The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

          3.7 No Taxes. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns
(including information returns) that are required, or have been required, to be filed by or on behalf of the Company have been or will be filed as of the
Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing
Date. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns that have been filed relating to Tax are true and accurate in all material respects. No

                                       5

audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and neither the Seller nor the Company has received any notice
(formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally)
by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions. The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax. For the purposes of the foregoing, the term "Tax" shall mean all foreign, federal, state and local taxes, charges, fees, imposts, levies, interest, penalties, fines, additions to tax or other assessments or fees of any kind, including, but not limited to, income, corporate, capital, estimated, excise, property, real property, sales, use, turnover, environmental, gross receipts, ad valorem, transfer, gains, profits, inventory, capital stock, license, payroll, employment, unemployment, social security, workers'
compensation, stamp, value added and franchise taxes, required deposits, deductions, withholdings and customs duties, imposed by any governmental entity, together with any liability or obligation under Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign Tax law) or any agreement or arrangement with any person or entity with respect to the liability for, or sharing of, Taxes, and including any liability as a successor or transferee, by contact or otherwise, in respect of Taxes.

          3.8 Conduct of the Business. From and after December 7, 2005 until the
Closing Date:

               (a) The Company has continued to be operated in the usual and ordinary manner in which its business has been conducted in the past and during such period. The Company has not made any expenditures or entered into any commitments which, when compared to past operations of its business, are unusual or extraordinary or outside the scope of the normal course of routine operations;

               (b) The Company has used its best efforts to maintain the good will associated with its business, and the existing business relationships with its agents, customers, lessors, key employees, suppliers and other persons having relations with it;

               (c) The Company has not entered into any contract, agreement or action, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, be reasonably foreseen to have a material adverse effect on the business of the Company;

               (d) The Company has not made, or agreed to make, any acquisition of stock or assets of, or made loans to, any person not in the ordinary course of business;

               (e) The Company has not sold or disposed of any assets or created or permitted to exist any encumbrance on its assets except (x) in the ordinary course of business and which could not, on the date of such sale, disposition, creation or permission, be

                                       6

          reasonably foreseen to have a material adverse effect or (y) as otherwise permitted by this Agreement;

               (f) The Company has kept true, complete and correct books of records and accounts with respect to its business, in which entries will be made of all transactions on a basis consistent with past practices and in accordance with the tax method of accounting consistently applied by the Company;

               (g) The Company has paid current liabilities as and when they became due and has paid or incurred no fees and expenses not in the ordinary course of its business;

               (h) There has been no declaration, setting aside or payment of any dividend or other distribution in respect of any Shares or any other securities of the Company (whether in cash or in kind);

               (i) The Company has not redeemed, repurchased, or otherwise acquired any of its securities or entered into any agreement to do so;

               (j) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

               (k) The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;
          and

               (l) There has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business that would have a material adverse effect on the business of the Company.

          3.9 Liabilities.

               (a) Except as set forth in the Financial Statements, the SEC
          Reports, and the liabilities set forth on the Disclosure Schedule, neither the Company nor the MergerSub has any liabilities or obligations.

               (b) Except as set forth in the Disclosure Schedule, since June
          30, 2005, the Company has not:

                    (i) subjected to encumbrance, or agreed to subject to
               encumbrance, any of its assets, tangible or intangible other than purchase money liens in the ordinary course of business on equipment used in the conduct of business and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Company;

                    (ii) except as otherwise contemplated hereby, engaged in any transactions affecting its business or properties not in the ordinary course of business consistent with past practice or suffered any extraordinary losses or waived any rights of
               substantial value except in the ordinary course of business; or

                                       7

                    (iii) other than in the ordinary course of business
               consistent with past practice, granted or agreed to grant, or paid or agreed to pay any increase in the rate of wages,
               salaries, bonuses or other remuneration of any officer, director or consultant of the Company or any increase of 5% or more in the rate of wages, salaries, bonuses or other remuneration of any non-officer/director or employee or become a party to any
               employment contract or arrangement with any of its directors, officers, consultants or employees or become a party to any contract or arrangement with any director, officer, consultant or employee providing for bonuses, profit sharing payments,
               severance pay or retirement benefits, other than as set forth on the Disclosure Schedule.

          3.10 ERISA Compliance. The Company maintains no "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income
Security Act of 1974 ("ERISA"), under which the Company has any current or future obligation or liability or under which any employee of the Company has any current or future right to benefits.

          3.11 Insurance. The Disclosure Schedule includes a true and correct list of all policies or binders of insurance of the Company in force, specifying the insurer, policy number (or covering note number with respect to binders) and amount thereof and describing each pending claim thereunder. Such policies are in full force and effect. The Company is not in default with respect to any provisions contained in any such policy or binder, nor are there any current claims that it has failed to give any required notice of or present any claim required to be presented under any such policy or binder in due and timely fashion that would have a material adverse effect on the business of the
Company. There are no outstanding unpaid claims under any such policy or binder, or claims for worker's compensation. The Company has not received notice of cancellation or non-renewal of any such policy or binder.

          3.12 Consents. The Disclosure Schedule lists all consents ("Consents")
of third parties required to be obtained as a result of the change of control of the Company hereby.

          3.13 Agreements. Except as set forth in the Disclosure Schedule or the
SEC Reports, the Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument. The
Disclosure Schedule identifies every loan or credit agreement, and every fully or partially executory agreement or purchase order pursuant to which the Company is obligated to deliver goods or perform services, pay for goods, services or other property, or repay any loan, including, without limitation, any agreement with present or former officers, directors, consultants, agents, brokers, vendors, customers and/or dealers of any nature. True, correct and complete copies of all such agreements have been delivered to Purchaser. The Company is not in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction, the default under which would result in a material adverse effect on the business of the
Company.

          3.14 Cash on Hand. As of the Closing, the Company has cash on hand of at least $24,828.21.

                                       8

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Unless specifically stated otherwise, Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

          4.1 Agreement's Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of
Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          4.2 Investment Intent. Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

          4.3 Restricted Securities. Purchaser understands that the Shares have not been registered pursuant to the 33 Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the
Shares cannot be sold or otherwise disposed of without registration under the 33
Act or an exemption therefrom.

          4.4 Legend. It is agreed and understood by Purchaser that the
Certificates representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED
          IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE
          SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM
          REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT
          SUCH REGISTRATION IS NOT REQUIRED.

          4.5 Disclosure of Information. Purchaser acknowledges that it has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow Purchaser to make an informed decision regarding an investment is the Shares. Purchaser represents that it has had an opportunity to ask questions of and receive answers from the
Company regarding the Company and its business, assets, results of operation, and financial condition.

          4.6 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, the Purchaser and the Company will not be insolvent and the assets of the Purchaser and Company will exceed their liabilities. In connection with the consummation of the transactions contemplated hereby, the Purchaser does not intend (a) that it would incur, and does

                                       9

not believe that it will incur, debts that would be beyond its ability to pay as the debts mature or that it will have unreasonably small capital with which to engage in its business or (b) to hinder, delay or defraud any of its creditors

                                    ARTICLE 5
                            COVENANTS OF THE PARTIES

          5.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting
Party is entitled to indemnification therefor under Article 7 below). Seller agrees that from and after the Closing, Purchaser will be entitled to review and inspect all documents, books, records (including Tax records), properties, agreements, field operations, environmental records and compliance, and financial data of any sort relating to the Company, and to discuss the Company with its employees, customers and vendors. If for any reason the Closing does not occur, Purchaser agrees to maintain the confidentiality of and not use for its benefit any information obtained about the Company in the course of such review.

          5.2 Notices and Consents. Seller will, and will cause the Company to, give any notices to third parties, and Seller will use its best efforts, and will cause the Company to use its best efforts, to obtain any third-party
Consents that Purchaser may request. Each of the Parties will (and Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, Consents, and approvals of governmental bodies.

          5.3 Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Seller will refer all customer inquiries relating to the business of the Company to Purchaser from and after the Closing.

          5.4 Piggy-Back Registration Rights. If at, any time from the date hereof through the second anniversary of the date hereof, the Company proposes to register any of its stock or other securities under the Securities Act of
1933, as amended (the "33 Act"), in connection with the public offering thereof by the Company or any of its stockholders of its securities solely for cash
(other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction pursuant to the 33 Act), the Company shall, at such time, promptly give Seller written notice of such registration.
Upon the written request of the Seller given within twenty (20) days after mailing of such notice by the Company, the Company will include in such registration up to 740,000 shares of Common Stock then owned by Seller or by its affiliate Kevin Halter, Jr. (collectively, "Seller's Shares"), which Seller has requested to be registered; provided, that in the case of an underwritten public offering, if the underwriters or their representative shall reasonably determine that the inclusion in such offering of the Seller's Shares will interfere therewith, the number of Seller's Shares included in such offering will be either reduced or

                                       10

eliminated, in such underwriter's sole discretion. The Company shall have the right to terminate or withdraw any registration initiated by it under this provision prior to the effectiveness of such registration whether or not Seller has elected to include securities in such registration. The expenses of such registration statement or withdrawn registration shall be borne by the Company other than underwriting commissions and discounts applicable to Seller's Shares and other than state Blue Sky costs that are incurred by the Company at the request of the Seller.

          5.5 Reverse Stock Splits. For a period of two (2) years from the Date of Closing the Company will not effect any reverse stock splits to delimit the number of shares of equity securities outstanding, except that the Company may effect a reverse stock split as required by the National Association of
Securities Dealers, the American Stock Exchange or other national exchange or market in order to list any of the Company's shares on such exchange or market.

          5.6 Rule 14f-1 Information Statement. Forthwith, upon execution of the
Original Agreement and prior to the Closing, the Purchaser shall use its commercially reasonable efforts to prepare on behalf of the Company, to file the same with the SEC and to mail to its shareholders an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, that will inform the shareholders of the Company of the pending change of directors of Company described in the Public Transaction Agreement referenced in
Section 6.1 below. The Company and Seller shall cooperate with Purchaser in a commercially reasonable manner to effect such preparation and filing. Such filings shall be subject to the prior written or faxed approval of the Company.
The Company's right to approve or disapprove shall in each instance be deemed waived if not received by Purchaser within two (2) business day's faxed delivery thereof to the Company.

          5.7 SEC Form 8-K. Unless legal counsel for the Company shall advise and opine to Purchaser that the same is not required by federal securities law, the Company shall cause to be filed with the SEC within four (4) business days of execution of this Agreement, a Form 8-K covering this Agreement.

          5.8 Indemnification. From and after the Closing, the Purchaser shall cause the Company to indemnify and hold harmless each present and former officer of the Company to the fullest extent provided in the Certificate of
Incorporation and bylaws of the Company as of the date hereof against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring during the period prior to and including the Closing Date
(and the Purchaser shall also cause the Company to advance expenses as incurred to the fullest extent provided in the Certificate of Incorporation and bylaws of the Company as of the date hereof).

          5.9 Liabilities. At Closing neither the Company nor MergerSub shall have any liabilities of any kind and the Company shall have paid or otherwise satisfied all such liabilities prior to Closing.

                                       11

                                    ARTICLE 6
                                   THE CLOSING

          6.1 Contemporaneous Closing with Merger. The Closing shall occur and be subject to, and conditioned upon, the simultaneous closing of the merger of the MergerSub with and into Purchaser (the "Public Transaction") pursuant to a merger agreement (the "Public Transaction Agreement") referred to under the provisions of Clause 5.2(f)(Public Company Merger) of a Securities Purchase
Agreement by and among the Purchaser and certain investors ("Investors"), dated
September 30, 2005. (A copy of such Clause 5.2(f), along with the provisions of the "Series A Certificate of Designations" referred to therein and filed with the Secretary of State of the State of Delaware are attached hereto as Exhibit
A.)

          6.2 Parties' Rights to Terminate. The parties hereto shall use their commercially reasonable efforts, acting in good faith, to effect execution of
Public Transaction Agreement and the closing of the Public Transaction; and they and acknowledge that the Public Transaction Agreement it is subject to the approval of the Investors. If the Closing does not occur on before January 31,
2006, for whatever reason, this Agreement shall terminate reserving nevertheless the parties' respective rights and remedies as may result from breach by any of the other parties' obligations to use commercially reasonable efforts and to act in good faith to effect the Public Transaction Agreement before that date.

          6.3 Conditions to the Obligations of the Purchaser at Closing. The
obligation of the Purchaser hereunder shall be subject to the fulfillment, or waiver by the Purchaser, of each of the following conditions on or before the date of Closing (the "Closing Date"):

               (a) Accuracy of Representations and Warrantees. Each
          representation and warranty of Seller and Company contained in
          Articles 2 and 3 shall be true on and as of the Closing Date.

               (b) Performance. The Company and Seller shall have each performed and complied in all material respects with the agreements and conditions contained in this Agreement and the Public Transaction
          Agreement.

               (c) [Intentionally Omitted].

               (d) Disclosure Statement. Upon execution of this Agreement the
          Disclosure Schedule shall have been completed by Seller and delivered to Purchaser.

               (e) Liabilities. At Closing neither the Company nor MergerSub shall have any liabilities of any kind and the Company shall have paid or otherwise satisfied all such liabilities prior to Closing.

               (f) Other Matters. All corporate, legal, governmental,
          administrative and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such

                                       12

          counterpart originals or certified or other copies of such documents as they may reasonably request.

          6.4 Conditions to the Obligations of Seller and the Company at
Closing. The obligation of the Seller hereunder shall be subject to the fulfillment, or waiver by the Seller, of each of the following conditions on or before the Closing Date.

               (a) Accuracy of Representations and Warrantees. The
          representations and warrantees of the Purchaser contained in Article 4 shall be true on and as of the Closing Date.

               (b) Performance. The Purchaser shall have each performed and complied in all material respects with the agreement and conditions contained in this Agreement and the Public Transaction Agreement.

               (c) Other Matters. All corporate, legal, governmental,
          administrative and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Seller and the Company, and they shall have received all such counterpart originals or certified copies of such documents as they reasonably request.

          6.5 Actions at the Closing. The following actions shall take place at or prior to the Closing:

               (a) Seller shall cause its affiliates to resign as officers of the Company to be replaced by a slate referenced in the SEC 14f information statement. (See Section 5.6 above.)

               (b) Seller shall have obtained and delivered to Purchaser all consents necessary to transfer and assign the Stock to Purchaser.

               (c) The Purchaser, and the Company and MergerSub, shall close the
          Public Transaction Agreement, referred to in Section 6.1 above providing for the merger of the MergerSub with and into Purchaser.

          6.6 Deliveries. The Closing shall occur as a single integrated transaction, as follows.

               (a) Delivery by Seller. Seller shall, as a condition precedent to
          Purchaser's obligations hereunder, deliver to Purchaser:

                    (i) Certificate(s) evidencing the Shares duly endorsed or
               with executed stock powers to effect transfer to the Purchaser;

                    (ii) Copies of resolutions by the Board of Directors of the
               Company, certified by its Secretary, approving the terms of this
               Agreement, the execution of

                                       13

               the Agreement by the Company, the action to be taken by the
               Company hereunder, including the action set forth in Subsection
               6.1(g) above;

                    (iii) Copies of all books, records and documents relating to the Company, including the corporate records and stock records of the Company, and all other material relating to the Company then in its possession or control;

                    (iv) Any other such instruments, documents and certificates as are required to be delivered by Seller or its representatives pursuant to the provisions of this Agreement;

                    (v) The Consents;

                    (vi) The resignation of Pam Halter and Kevin Halter, Jr. as members of the Company's Board of Directors; and

                    (vii) A certificate of the Secretary of the Company setting forth the incumbency of the officers and directors of the Company at the time next preceding the Closing to be as follows:

                         Directors: Pam Halter, Kevin Halter, Jr.
                         Officers:  President and CEO - Kevin Halter, Jr.;
                                    Secretary - Pam Halter.

               (b) Delivery by Purchaser. Purchaser shall deliver to Seller the
          Purchase Price in U.S. currency by wire transfer to a bank account designated in writing by Seller at least three (3) business days prior to the Closing Date.

          6.7 Post-Closing Actions.

               (a) Immediately following the Closing the Company shall cause a
          Certificate of Merger with the Secretary of State of the State of
          Delaware pursuant to Section 251 of the Delaware General Corporation
          Law to effect the Public Transaction.

               (b) Within ten (10) days following Closing, Seller and Purchaser and each newly appointed executive officer and director of the Company and each 10% beneficial shareholder of the Company, in each case to the extent required by the 34 Act, shall file a Form 3 with the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 (the "34
          Act").

               (c) Within four (4) business days following Closing, the
          Purchaser shall cause the Company to file a Form 8-K with the SEC, disclosing the Public Transaction, the change of control, issuance of shares, change of management, change of accountants, information about the newly-acquired business and as otherwise required by the provisions of the Form pursuant to Rule 15(c)2-11 promulgated under the 34 Act and containing the financial statements required thereunder. Seller and the Company shall use

                                       14

          their commercially reasonable efforts, both prior to and after the
          Closing, to assist the Purchaser in preparing such Form 8-K as to the information to be contained therein relating to the Company and its financials for the periods prior to the Closing.

               (d) Within the time periods prescribed by the 34 Act, Seller and each holder of common stock of five percent (5%) of the Company's outstanding common stock, in each case to the extent required by the
          34 Act, will file a Schedule 13D or 13G, as appropriate, containing all information required thereby.

                                    ARTICLE 7
                                 INDEMNIFICATION

          7.1 Purchaser Claims.

               (a) Seller shall indemnify and hold harmless Purchaser, its successors and assigns, against, and in respect of:

                    (i) Any and all damages, losses, liabilities, costs, and
               expenses incurred or suffered by Purchaser that result from, relate to, or arise out of:

                         (A) Any failure by Seller or the Company to carry out
                    any covenant or agreement contained in this Agreement;

                         (B) Any material misrepresentation or breach of
                    warranty by Seller or the Company contained in this
                    Agreement or any certificate furnished to Purchaser by
                    Seller or the Company pursuant hereto;

                         (C) Any claim by any Person for any brokerage or
                    finder's fee or commission in respect of the transactions
                    contemplated hereby as a result of Seller's or the Company's dealings, agreement, or arrangement with such Person; or

                         (D) Any and all actions, suits, claims, proceedings,
                    investigations, demands, assessments, audits, fines,
                    judgments, costs, and other expenses (including, without
                    limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to Purchaser
                    from any matter set forth in this subsection (i).

               (b) The amount of any liability of Seller under this Section 7.1 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

               (c) The representations and warranties contained in this
          Agreement, the Disclosure Schedule, or any certificate delivered by or on behalf of parties pursuant to

                                       15

          this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period until the expiration of 90 days following receipt by the Company of its audited financial statements as at, and for the fiscal year ending,
          December 31, 2006 ("Survival Period"). Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

               (d) A party claiming indemnity shall provide written notice to the other parties of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar the claimant's ability to assert any such claim except to the extent that a party is actually prejudiced thereby, provided that such notice is received during the applicable Survival Period.

          7.2 Defense of Third-Party Claims. With respect to any claim by a party under this Article 7, relating to a third-party claim or demand, the parties shall provide each other with prompt written notice thereof and the party who may be liable for indemnity shall defend, in good faith and at its expense, by legal counsel chosen by it and reasonably acceptable to the other party any such claim or demand, and all other parties, at their expense, shall have the right to participate in the defense of any such third party claim. So long as a party is defending in good faith any such third-party claim, the other party shall not settle or compromise such third-party claim. In any event, all parties shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

          7.3 Seller Claims. Purchaser shall indemnify and hold harmless Seller against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, including without limitation, legal, accounting and other expenses, which may arise out of: (a) any material breach or violation by
Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein; (b) any material breach of any of the representations or warranties made in this Agreement by Purchaser; or (c) any claim against the Seller by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of
Purchaser's dealings, agreement, or arrangement with such Person.

          7.4 Source of Indemnification Payments.

               (a) In the event that the Purchaser shall have the right to indemnification against Seller pursuant to this Article 7 (the amount of any such indemnification obligation is herein referred to as the
          "Indemnification Amount"), the Purchaser shall have the right to obtain payment of the applicable Indemnification Amount from the
          Seller either, at the option of the Purchaser, in cash or in the form of shares of Common Stock or any combination thereof; provided, that, for the purposes of the foregoing, in the event that the Purchaser shall seek payment of such Indemnification Amount, or any

                                       16

          portion thereof, in shares of Common Stock, each share of Common Stock transferred by Seller to Purchaser in respect thereof shall be valued at the Current Market Value Per Share as of the date that such transfer is consummated.

               (b) For the purposes hereof, the term "Current Market Value Per
          Share" means the fair market value of a share of Common Stock as determined as follows:

                    (i) if the Common Stock is traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the closing price of the Common Stock on such exchange or market on the last trading day immediately prior to the date of
               determination;

                    (ii) if the Common Stock is actively traded
               over-the-counter, the value shall be deemed to be the closing price of the Common Stock on the last trading day immediately prior to the date of determination; or

                    (iii) if there is no active public market for the Common
               Stock or the common stock is quoted on the Over The Counter
               Bulletin Board, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the
               Company.

          7.5 Exclusive Remedy. Except in the case of fraud or intentional misrepresentation, Purchaser acknowledges and agrees that following the Closing, the indemnification provisions of this Article 7 shall be the sole and exclusive remedy of each party with respect to breaches of this Agreement (including any breach of the representations and warranties in this Agreement or any certificate delivered pursuant to this Agreement and for any failure to perform and comply with any covenants and agreements in this Agreement).

                                    ARTICLE 8
                                  MISCELLANEOUS

          8.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

          8.2 Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or

                                       17

on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

          If to Seller:

          Halter Capital Corporation
          2591 Dallas Parkway, Suite 102
          Frisco, Texas 75034
          Fax: (469) 633-0099

          If to Purchaser or to the Company:

          Aduromed Corporation
          153 Greenwood Avenue, Suite 11-13
          Bethel, Connecticut 06801
          Attention: Damien R. Tanaka

          with a copy (which shall not constitute notice) to:

          James M. Rae, Esq.
          Stairs Dillenbeck Finley
          330 Madison Avenue, 29th Floor
          New York, New York 10017

          8.3 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the
State of Delaware (without regard to principles of conflicts of law).

          8.4 Consent to Jurisdiction. Each party irrevocably submits to the jurisdiction of the appropriate state or federal courts in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this
Agreement or any transaction contemplated hereby or thereby.

          8.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.6 Waivers and Amendments; Non-Contractual Remedies; Preservation of
Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial

                                       18

exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          8.7 Binding Effect; No Assignment, No Third-Party Rights. This
Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Seller, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

          8.8 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

          8.9 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, and in no event shall this
Agreement be rendered void or unenforceable.

          8.10 Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this
Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

          8.11 Captions. All section titles or captions contained in this
Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                                       19

          8.12 Expenses. Except as otherwise expressly provided in this
Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

          8.13 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

          8.14 Non-confidentiality. Notwithstanding Section 8.13, the Company,
Seller and Purchaser, and each employee, representative or other agent of the same (collectively the "Covered Parties"), may disclose to their respective tax accountants, legal advisors and taxing governmental authorities, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

          8.15 Release. Seller, for itself and its affiliates, successors, and assigns (collectively the "Releasing Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether contingent or liquidated, or whether known or unknown, that it or they, individually, collectively, or otherwise, have or may have or assert or may assert against the Company,
Purchaser, any subsidiary, affiliated, or related company, or other related entity, or any officer, director, fiduciary, agent, employee, representative, insurer, attorney, accountant, financial advisor, consultant, partner, or shareholder of the Company or Purchaser, or any successors and assigns of the
Company, Purchaser or the other entities, companies, partnerships, persons or parties just named (collectively the "Released Parties") based upon any theory of federal, state or local statutory or common law, the breach of any provision of any contract (express or implied), or with respect to any facts or circumstances that exist with respect to the relationship among the Company or the Releasing Parties, whether known or unknown, through the date of execution of this Agreement.

                            [Signature Page Follows]

                                       20

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

                                                  HALTER CAPITAL CORPORATION

                                                  By: /s/ Kevin B. Halter
                                                      --------------------------
                                                      Name: Kevin B. Halter
                                                      Title: President

                                                  ADUROMED CORPORATION

                                                  By: /s/ Damien R. Tanaka.
                                                      --------------------------
                                                      Name: Damien R. Tanaka.
                                                      Title: President

                                                  GENERAL DEVICES, INC.

                                                  By: Kevin B. Halter, Jr.
                                                      --------------------------
                                                      Name: Kevin B. Halter
                                                      Title: President

                                       21

           Exhibit A to Amended and Restated Stock Purchase Agreement)
             CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

                              ADUROMED CORPORATION
             CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

                  Aduromed Corporation, a Delaware company (the "Company"),
hereby certifies that the following resolution has been duly adopted by the board of directors of the Company:

                  RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Company (the "Board") by the provisions of the certificate of in Company of the Company, there is created a series of preferred stock, par value $0.01 per share, and that the voting powers, designation and number of shares thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

         1.       Designation and Number; Rank; Prohibited Payments.
                  --------------------------------------------------

                  (a)   The shares of this series shall be designated as
         Series A Preferred Stock. The number of shares initially constituting the Series A Preferred Stock shall be 3,489,527, which number may, subject to any consent right of the holders of any capital stock of the Company, be increased or decreased by the Board; provided, however, that such number may not be decreased below the number of the then outstanding shares of Series A Preferred Stock.

                  (b)   The Series A Preferred Stock shall, with respect to
         dividend rights and rights upon liquidation, dissolution or winding up, rank:

                        (i)    junior to all classes and series of any hereafter
                  authorized capital stock of the Company ranking senior (as to dividend rights, redemption rights and rights upon
                  liquidation, dissolution or winding up) to the Series A
                  Preferred Stock ("Senior Stock");

                        (ii)   pari passu with all classes and series of any
                  now or hereafter authorized capital stock of the Company
                  ranking on a par (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up) with the
                  Series A Preferred Stock ("Parity Stock"), including, but not limited to, the Company's Series B Preferred Stock (the
                  "Series B Preferred Stock") to the extent that such Series B
                  Preferred Stock is issued after the Initial Issuance Date (as defined below) pursuant to that certain Securities Purchase
                  Agreement, dated as of September 30, 2005 (the "Securities
                  Purchase Agreement"), by and among the Company and the
                  purchasers named therein; and

                        (iii)  senior to all classes and series of any now or
                  hereafter authorized capital stock of the Company ranking
                  junior (as to dividend rights, redemption rights and rights upon liquidation, dissolution or winding up) to the Series A
                  Preferred Stock, including, without limitation, any class of the Company's

                  common stock, par value $0.01 per share ("Common Stock")
                  (such classes and series are referred to as "Junior Stock").

         2.       Dividends.
                  ----------

                  (a)   The holders of shares of Series A Preferred Stock shall
         be entitled to receive preferential dividends at an annual rate equal to the Series A Applicable Dividend Rate (as defined below) as of the applicable date of determination, times the Original Issue Price (as defined below) for each share of Series A Preferred Stock held by such holders, and such dividends shall be payable in cash to the holders of record at the close of business on each March 15 and September 15 of each year. Dividends on shares of the Series A Preferred Stock shall accumulate on a daily basis from the date on which such shares are issued and, to the extent they are not paid in cash when due, shall compound on a semi-annual basis on each March 15 and September 15 of each year, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. For the purposes of this clause (a), the term "Series A Applicable Dividend Rate", as of an applicable date of determination, shall be calculated as follows:

                        (i)    if such date of determination occurs prior to the
                  consummation of an Approved Public Transaction (as defined below):

                               (A)   if such date of determination is on or
                        prior to the 70th calendar day following the Initial
                        Issuance Date (as defined below) (such 70th day, the
                        "Trigger Date"), the Series A Applicable Dividend
                        Rate shall equal 8% per annum; and

                               (B)   if such date of determination is after
                        the Trigger Date, the Series A Applicable Dividend
                        Rate shall equal the sum of (x) 8% per annum, plus
                        (y) 1% per annum for each calendar month (or portion
                        thereof) that shall have elapsed since the Trigger
                        Date; and

                               (C)   if such date of determination occurs
                        from and after the consummation of an Approved Public
                        Transaction, the Series A Applicable Dividend Rate
                        shall equal the difference of (x) the Series A
                        Applicable Dividend Rate as in effect immediately
                        prior to the consummation of such Approved Public
                        Transaction (as calculated pursuant to clause (i)
                        above), minus (y) 2% per annum.

                  (b)   Upon conversion of any share of Series A Preferred Stock
         into Common Stock pursuant to Section 4, the holder of such Series A
         Preferred Stock shall be entitled to receive payment of all accrued and unpaid dividends thereon, at the option of the holder thereof, (i) in cash or (ii) in the form of such number of additional shares of Common
         Stock equal to (x) the amount of such accrued and unpaid dividends, divided by (y) the then applicable Series A Conversion Price.

                  (c)   In no event may any dividends be paid on the Series A
         Preferred Stock unless, at the time of such payment, any and all dividends then accrued and payable on

                                       2

         the shares of any Senior Stock shall have been paid in full. If dividends are paid on the shares of Series A Preferred Stock and shares of Parity Stock in an amount less than the total amount of such dividends at the time accrued and payable on all of such shares, such dividends shall be allocated pro rata (in proportion to the respective amounts due with respect thereto) among all such shares of Series A
         Preferred Stock and shares of Parity Stock at the time outstanding based on the amount of dividends then due with respect to each such share. In no event may any dividends be paid on any Junior Stock unless, at the time of such payment, any and all dividends then accrued and payable on the shares of the Series A Preferred Stock have been paid in full.

         3.       Preference on Liquidation.
                  --------------------------

                  (a)   Upon the liquidation or dissolution of the Company
         ("Liquidation Event"), the holders of Series A Preferred Stock shall be entitled to receive out of the Company's assets, for each share of
         Series A Preferred Stock outstanding at the time thereof, distributions in the amount of $0.57 (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Series A Preferred Stock)
         (as adjusted from time to time, the "Original Issue Price") plus an amount equal to all accumulated but unpaid dividends thereon, whether or not declared (the Original Issue Price together with such dividends, the "Liquidation Preference").

                  (b)   Distributions of the Company's cash, securities and
         other assets pursuant to this Section 3 shall be made to the holders of shares of Series A Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of
         Series A Preferred Stock and all other Parity Stock are entitled upon a Liquidation Event.

                  (c)   No payment or distribution shall be made in respect of
         any shares of Series A Preferred Stock pursuant to Section 3(a)
         unless, at the time of such distribution, all amounts due in respect of any shares of Senior Stock have been paid in full.

                  (d)   No payment or distribution shall be made in respect of
         any shares of Junior Stock unless, at the time of such distribution, the holders of shares of Series A Preferred Stock shall have received the Liquidation Preference with respect to each share.

                  (e)   Upon the payment in full of all amounts due to a holder
         of Series A Preferred Stock pursuant to this Section 3, such holder shall not be entitled to any further participation in the assets of the Company.

         4.       Conversion.
                  -----------

                  4.1   Right to Convert.
                        ----------------

                  (a)   Each share of Series A Preferred Stock shall be
         convertible, at the option of the holder thereof upon exercise in accordance with Section 4.1(b), without the payment of additional consideration, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The

                                       3

         "Series A Conversion Price" shall initially be equal to $0.57. Such initial Series A Conversion Price, and the rate at which shares of
         Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  (b)   A record holder of shares of Series A Preferred Stock
         may effect the optional conversion thereof in accordance with Section
         4.1(a) by making a written demand for such conversion (a "Series A
         Conversion Demand") upon the Company at its principal executive offices that sets forth (i) the number of shares of Series A Preferred
         Stock to be converted; and (ii) the proposed date of such conversion, which shall be a Business Day not less than 5 Business Days after the date of such Series A Conversion Demand (the "Series A Conversion
         Date"). The Series A Conversion Demand shall be accompanied by the certificate representing such shares or, if such certificate has been lost or stolen, a lost stock certificate affidavit and indemnification agreement in form and substance satisfactory to the Company and, if the Company shall so request, evidence that such holder shall have posted a bond satisfactory to the Company. As soon as practicable after the Series A Conversion Date, the Company shall issue and deliver to such holder a certificate for the number of shares of
         Common Stock issuable upon such conversion in accordance with the provisions hereof (rounded down to the nearest whole share). Upon surrender of a certificate representing Series A Preferred Stock to be converted in part, the Company shall after the Series A Conversion
         Date issue a certificate representing the number of full shares of
         Series A Preferred Stock not so converted.

                  (c)   All outstanding shares of Series A Preferred Stock to be
         converted pursuant to the Series A Conversion Demand shall, on the
         Series A Conversion Date, be converted into Common Stock for all purposes. On and after the Series A Conversion Date, (i) no such shares of Series A Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Company or the stock transfer agent, if any, for such shares of Series A Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate representing such shares, to receive a certificate for the number of shares of Common Stock into which such shares shall have been converted.

                  4.2   Adjustments to Series A Conversion Price.
                        -----------------------------------------

                  (a)   Definitions. For the purposes of this Section 4, the
         following terms shall have the following meanings ascribed thereto:

                        (i)    "Additional Shares of Common Stock" shall mean
                  all shares of Common Stock issued (or deemed to be issued
                  pursuant to clause (b) below) by the Company after the Initial
                  Issuance Date, but shall not include up to 2,382,200 shares of
                  Common Stock issuable upon exercise of options granted by the
                  Company pursuant to a statutory employee option plan approved in accordance with Section 7 below.

                                       4

                        (ii)   "Convertible Securities" shall mean any
                  evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common
                  Stock, but excluding Options.

                        (iii)  "Option" shall mean rights, options or warrants
                  to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, but shall not include options to purchase up to 2,382,200 shares of Common Stock granted by the
                  Company pursuant to a statutory employee option plan approved in accordance with Section 7 below.

                  (b)   Deemed Issue of Additional Shares of Common Stock.
                        --------------------------------------------------

                        (i)    If the Company at any time or from time to time
                  after the date of the initial issuance of shares of Series A
                  Preferred Stock (the "Initial Issuance Date") shall issue any
                  Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible
                  Securities, then the maximum number of shares of Common Stock
                  (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability,
                  convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                        (ii)   If the terms of any Option or Convertible
                  Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section
                  4.2(c) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an
                  amendment to such terms) to provide for either (1) any
                  increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such
                  Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such
                  exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series A
                  Conversion Price computed upon the original issue of such
                  Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such
                  Series A Conversion Price as would have obtained had such
                  revised terms been in effect upon the original date of
                  issuance of such Option or Convertible Security.
                  Notwithstanding the foregoing, no adjustment pursuant to this clause (ii) shall have the effect of increasing the Series A
                  Conversion Price to an amount which exceeds the lower of (i)
                  the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock
                  between the original adjustment date and such readjustment date.

                                       5

                        (iii)  If the terms of any Option or Convertible
                  Security, the issuance of which did not result in an
                  adjustment to the Series A Conversion Price pursuant to the terms of Section 4.2(c) below (either because the
                  consideration per share of the Additional Shares of Common
                  Stock subject thereto was equal to or greater than the Series
                  A Conversion Price then in effect, or because such Option or
                  Convertible Security was issued before the Initial Issuance
                  Date), are revised after the Initial Issuance Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for
                  either (1) any increase or decrease in the number of shares of
                  Common Stock issuable upon the exercise, conversion or
                  exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the
                  Company upon such exercise, conversion or exchange, then such
                  Option or Convertible Security, as so amended, and the
                  Additional Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                        (iv)   Upon the expiration or termination of any
                  unexercised Option or unconverted or unexchanged Convertible
                  Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A
                  Conversion Price pursuant to the terms of Section 4.2(c)
                  below, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such
                  Option or Convertible Security never been issued.

                  (c)   Adjustment of Series A Conversion Price Upon Issuance of
         Additional Shares of Common Stock. In the event the Company shall at any time after the Initial Issuance Date issue Additional Shares of
         Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.2(b)), without consideration or for a consideration per share less than the applicable Series A Conversion
         Price in effect immediately prior to such issue, then the Series A
         Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

                    CP2 = CP1 * (A + B) (divided by) (A + C)

                  For purposes of the foregoing formula, the following
definitions shall apply:

                        (A)    "CP2" shall mean the Series A Conversion
                               Price in effect immediately after such issue
                               of Additional Shares of Common Stock;

                        (B)    "CP1" shall mean the Series A Conversion
                               Price in effect immediately prior to such
                               issue of Additional Shares of Common Stock;

                        (C)    "A" shall mean the number of shares of
                               Common Stock outstanding and deemed
                               outstanding immediately prior to such issue
                               of Additional Shares of Common Stock
                               (treating for this

                                       6

                               purpose as outstanding all shares of Common Stock
                               issuable upon exercise of Options outstanding
                               immediately prior to such issue or upon
                               conversion of Convertible Securities (including
                               the Series A Preferred Stock) outstanding
                               immediately prior to such issue);

                        (D)    "B" shall mean the number of shares of
                               Common Stock that would have been issued if
                               such Additional Shares of Common Stock had
                               been issued at a price per share equal to
                               CP1 (determined by dividing the aggregate
                               consideration received by the Company in
                               respect of such issue by CP1); and

                        (E)    "C" shall mean the number of such Additional
                               Shares of Common Stock issued in such
                               transaction.

                  (d)   Determination of Consideration. For purposes of this
         Section 4.2, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (i)    Cash and Property: Such consideration shall:

                               (A)  insofar as it consists of cash, be computed
                                    at the aggregate amount of cash received by
                                    the Company, excluding amounts paid or
                                    payable for accrued interest;

                               (B)  insofar as it consists of property other
                                    than cash, be computed at the fair market
                                    value thereof at the time of such issue, as
                                    determined in good faith by the Board; and

                               (C)  in the event Additional Shares of Common
                                    Stock are issued together with other shares
                                    or securities or other assets of the Company
                                    for consideration which covers both, be the
                                    proportion of such consideration so
                                    received, computed as provided in clauses
                                    (I) and (II) above, as determined in good
                                    faith by the Board.

                        (ii)   Options and Convertible Securities. The
                  consideration per share received by the Company for Additional
                  Shares of Common Stock deemed to have been issued pursuant to
                  Section 4.2(b), relating to Options and Convertible
                  Securities, shall be determined by dividing:

                               (A)   the total amount, if any, received or
                        receivable by the Company as consideration for the
                        issue of such Options or Convertible Securities, plus
                        the minimum aggregate amount of additional
                        consideration (as set forth in the instruments
                        relating thereto, without regard to any provision
                        contained therein for a subsequent adjustment of such
                        consideration) payable to the Company upon the
                        exercise of such Options or the conversion or
                        exchange of such Convertible Securities, or in the
                        case of Options for Convertible Securities, the
                        exercise of such

                                       7

                        Options for Convertible Securities and the conversion or
                        exchange of such Convertible Securities, by

                               (B)   the maximum number of shares of Common
                        Stock (as set forth in the instruments relating
                        thereto, without regard to any provision contained
                        therein for a subsequent adjustment of such number)
                        issuable upon the exercise of such Options or the
                        conversion or exchange of such Convertible
                        Securities.

                  (e)   Multiple Closing Dates. In the event the Company shall
         issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 4.2(c) above then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

                  (f)   Adjustment for Stock Splits and Combinations. If the
         Company shall at any time or from time to time after the Initial
         Issuance Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series A Preferred Stock or combine the outstanding shares of Series A Preferred Stock without a comparable combination of the Common Stock, the Series A Conversion
         Price in effect immediately before that subdivision or combination shall be proportionately decreased so that the number of shares of
         Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Initial Issuance Date combine the outstanding shares of Common Stock without a comparable combination of the Series A Preferred Stock or effect a subdivision of the outstanding shares of Series A Preferred Stock without a comparable subdivision of the Common Stock, the Series A Conversion Price in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common
         Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  4.3   Adjustment for Certain Dividends and Distributions. In
         the event the Company at any time or from time to time after the
         Initial Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the
         Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

                                       8

                        (a)    the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                        (b)    the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding
                  immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of
                  Common Stock issuable in payment of such dividend or
                  distribution;

         provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common
         Stock as they would have received if all outstanding shares of Series A
         Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series
         A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                  4.4   Adjustments for Other Dividends and Distributions. In
         the event the Company at any time or from time to time after the
         Initial Issuance Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Company entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into
         Common Stock on the date of such event.

                  4.5   Adjustment for Merger or Reorganization, etc. If there
         shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock
         (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.3 or 4.4), then, following any such
         reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of Series A
         Preferred Stock immediately prior to such reorganization,
         recapitalization, reclassification, consolidation or merger would

                                       9

         have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the
         Board) shall be made in the application of the provisions in this
         Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion
         Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  4.6   Certificate as to Adjustments. Upon the occurrence of
         each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred
         Stock a certificate setting forth such adjustment or readjustment
         (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.
         The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock
         (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the
         Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of
         Series A Preferred Stock.

                  4.7   Notice of Record Date.  In the event:

                  (a)   the Company shall take a record of the holders of its
         Common Stock (or other stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (b)   of any capital reorganization of the Company, any
         reclassification of the Common Stock of the Company, or any Deemed
         Liquidation Event; or

                  (c)   of the voluntary or involuntary dissolution, liquidation
         or winding-up of the Company,

         then, and in each such case, the Company will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock
         (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property

                                       10

         deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the
         Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her or its address appearing on the books of the Company.

                  4.8   Fractional Shares. No fractional shares or scrip
         representing fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock. Any fractional interest in a share of Common Stock resulting from conversion of one or more shares of Series A Preferred Stock shall be paid in cash (computed to the nearest cent) equal to such fraction equal to the fair market value of a share of Common Stock as of the date of such conversion, as reasonably determined by the Company.

                  4.9   Reserved Common Stock. The Company will at all times
         when any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of
         Series A Preferred Stock.

                  4.10  Provisional Conversion at the Option of the Corporation.

                  (a)   The Company may, at its option, cause the conversion of
         all, but not less than all, of the shares of the Series A Preferred
         Stock then outstanding into such number of fully paid and nonassessable shares of Common Stock, per share of Series A Preferred Stock so converted, as is determined by dividing the Original Issue Price by the
         Series A Conversion Price in effect at the time of conversion, if (x)
         the Closing Price (as defined below) of the Common Stock has exceeded
         400% of the then effective Series A Conversion Price for at least 20
         Trading Days (as defined below) within a period of 30 consecutive
         Trading Days ending on the Trading Day prior to the date on which the
         Company notifies the holders of the Series A Preferred Stock (pursuant to Section 4.10(b) below) that it is exercising its option to cause the conversion of the Series A Preferred Stock pursuant to this Section
         4.10 (the "Provisional Conversion Notice Date") and (y) the actual average daily trading volume of the Common Stock, on the
         Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common Stock is listed, during the 30 consecutive Trading Day period referred to in clause (x) above is at least 100,000 shares of Common Stock (subject to adjustment from time to time as a result of a stock split, stock combination or any other similar event affecting the outstanding number of shares of Common
         Stock).

                  (b)   In order for the Company to exercise its rights to cause
         the conversion of all of the Series A Preferred Stock pursuant to this
         Section 4.10, a written notice (the "Provisional Conversion Notice")
         shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the holders of record of the Series A Preferred
         Stock as they appear on the stock register of the Company on the
         Provisional Conversion Notice

                                       11

         Date notifying such holders of the election of the Company to cause the conversion of all of the Series A Preferred Stock and of the
         Provisional Conversion Date (as defined below), which date shall not be less than 5 days nor be more than 10 days after the Provisional
         Conversion Notice Date.

                  (c)   If a Provisional Conversion Notice shall have been given
         as hereinbefore provided, then each holder of the Series A Preferred
         Stock shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this certificate until and including the Provisional Conversion Date. From and after the
         Provisional Conversion Date, upon delivery by the Company of the Common
         Stock issuable upon conversion of the Series A Preferred Stock, together with payment in full of all accrued and unpaid dividends thereon as provided in Section 2(b), the Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders of such Series A Preferred Stock (in their capacity as holders of Series A
         Preferred Stock) shall cease and terminate.

                  (d)   For purpose of this Section 4.10, following definitions
         shall apply:

                        (i)    "Closing Price" means, on any date of
                  determination, the closing price (or, if no closing price is reported, the last reported sale price) per share reported by the Over-The-Counter Bulletin Board or any other stock
                  quotation system or exchange upon which the Common Stock is listed.

                        (ii)   "Provisional Conversion Date" means the date
                  fixed for conversion of shares of Series A Preferred Stock pursuant to this Section 4.10.

                        (iii)  "Trading Day" means a day on which the Common
                  Stock (i) is not suspended from trading on the
                  Over-The-Counter Bulletin Board or any other stock quotation system or exchange upon which the Common Stock is listed and
                  (ii) has traded at least once on the Over-The-Counter Bulletin
                  Board or any other stock quotation system or exchange upon which the Common Stock is listed.

         5.       Redemption at the Option of the Holders of Series A Preferred
                  Stock.

                  (a)   In the event that the Company shall not have consummated
         an Approved Public Transaction on or prior to February 28, 2006, then each holder of Series A Preferred Stock shall have the right, but not the obligation, exercisable by such holder from time to time at any time after February 28, 2006 by delivery of written notice thereof to the Company (a "Redemption Notice"), to require the Company to redeem all or any portion of such holder's shares of Series A Preferred Stock at a redemption price per share of Series A Preferred Stock equal to the Liquidation Preference thereof through the date of payment thereof, which shall in no event by more than ten (10) calendar days following the Company's receipt of the applicable Redemption Notice.

                  (b)   From and after the delivery of Redemption Notice to the
         Company by a holder of shares of Series A Preferred Stock, (i) the
         Series A Preferred Stock to which such Redemption Notice relates shall no longer be deemed outstanding; (ii) all rights of the holder of such shares of Series A Preferred Stock to be redeemed or to receive any

                                       12

         amounts in respect of any liquidation, dissolution, winding up or otherwise shall cease and terminate, excepting only the right to receive the redemption price through the date of payment of the applicable redemption price for each such share. For the avoidance of doubt, dividends on the Series A Preferred Stock shall continue to accrue from and after the date of a redemption until the payment of the applicable redemption price in respect thereof.

         6.       Reacquired Shares. Any shares of Series A Preferred Stock
converted, exchanged, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation become authorized but unissued shares of the Company's preferred stock, par value $0.01 per share, and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another class or series of the Company's preferred stock, par value $0.01 per share, including, without limitation,
Series A Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein.

         7.       Voting Rights.

                  (a)   Each share of Series A Preferred Stock shall entitle the
holder thereof to vote, in person, by proxy or at a special or annual meeting of the stockholders of the Company, on all matters voted on by holders of Common
Stock, voting together as a single class with the holders of the Common Stock and all other shares entitled to vote thereon as a single class with the Common
Stock. With respect to any such matters as to which holders of the Series A
Preferred Stock shall be entitled to vote, each issued and outstanding share of
Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock issuable upon conversion thereof.

                  (b)   The Company shall not, without the prior affirmative
vote or written consent of the Requisite Preferred Majority (as defined below):

                        (i)    adversely alter or change, or engage in any
                  action that would result in any adverse alteration of or
                  change to, the rights, preferences or privileges of the Series
                  A Preferred Stock or the Series B Preferred Stock;

                        (ii)   increase the authorized number of shares of the
                  Series A Preferred Stock or the Series B Preferred Stock;

                        (iii)  create, authorize, sell or issue any new class
                  or series of the Company's capital stock or any bonds, notes or other obligations convertible into, exchangeable for or having option rights to purchase shares of such new class or series or reclassify any class or series of the Company's
                  capital stock;

                        (iv)   increase the authorized number of members of the
                  Board;

                        (v)    amend or repeal any provision of, or add any
                  provision to, the Company's certificate of incorporation,
                  certificates of designations or bylaws (in any such case,
                  whether by merger, consolidation or otherwise) in a manner that

                                       13

                  adversely affects the rights of the Series A Preferred
                  Stock, the Series B Preferred Stock or the holders thereof;

                        (vi)   pay or set aside funds for the payment of any
                  dividends or make any distributions on any of the Company's capital stock (other than the Series A Preferred Stock or the
                  Series B Preferred Stock);

                        (vii)  engage in any transaction with an affiliate of
                  the Company, or an affiliate of any such person;

                        (viii) make any material change, directly or
                  indirectly, in the nature of the Company's business;

                        (ix)   incur or become liable for, through guarantees
                  or otherwise, directly or indirectly, any indebtedness in
                  excess of $5 million in the aggregate at any one time
                  outstanding;

                        (x)    for so long as the outstanding shares of Series A
                  Preferred Stock and Series B Preferred Stock shall
                  collectively represent 5% of the outstanding shares of capital stock of the Company or any successor entity thereto
                  (calculated on a fully diluted basis), engage in any merger, consolidation, acquisition, recapitalization, joint venture or partnership;

                        (xi)   directly or indirectly dispose of all of the
                  equity interests in any of its direct or indirect subsidiaries or directly or indirectly dispose o all or substantially all of the assets of the Company or any of its direct or indirect subsidiaries;

                        (xii)  authorize, approve or implement any employee
                  option plan or similar employee equity program (it being
                  understood that (x) the Company contemplates authorizing a
                  2005 Management Stock Option Plan providing for the issuance of options for up to 2,382,200 shares of Common Stock and (y)
                  the Requisite Preferred Majority shall have the right to
                  approve the form and substance of such 2005 Management Stock
                  Option Plan pursuant to this clause (xii)); or

                        (xiii) enter into any Public Transaction Agreement
                  (as defined in the Securities Purchase Agreement) or engage in any Public Transaction (as defined in the Securities Purchase
                  Agreement) (any Public Transaction approved by the Requisite
                  Preferred Majority in accordance with this clause (xiii) is herein referred to as an "Approved Public Transaction").

                  (c)   For the purposes hereof, the term "Requisite Preferred
Majority" shall mean (i) prior to the initial issuance of Series B Preferred
Stock pursuant to the Securities Purchase Agreement, the holders of more than
50% of the outstanding shares of Series A Preferred Stock, voting separately as a single class, and (ii) from and after the initial issuance of Series B
Preferred Stock pursuant to the Securities Purchase Agreement, the holders of more

                                       14

than 50% of the outstanding shares of Series A Preferred Stock and Series B
Preferred Stock, voting together as a single class on an as-converted basis.

         8.       No Impairment. The Company will not, through any
reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the
Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series A
Preferred Stock against impairment.

                                       15

                  The Company has caused this Certificate of Designation to be
signed as of this    day of September, 2005.

                                          ADUROMED CORPORATION

                                          By:___________________________
                                                 Name:
                                                 Title:

                                       16

         Clause 5.2(f) - Exhibit A to Amended and Restated Stock Purchase
         Agreement.

         Public Company Merger.  Each of the following shall have occurred:

               (i)   The Company and the Purchasers shall have entered into a
         definitive merger agreement or similar agreement (the "Public
         Transaction Agreement") with an entity that has at least one class of equity securities registered under the Securities Act and quoted on the OTC Bulletin Board and that is currently a filing company under the Securities Exchange Act of 1934, as amended, pursuant to which the
         Company shall merge with and into such other entity with the surviving entity of such merger continuing to have at least one class of equity securities registered under the Securities Act;

               (ii)  The holders of a majority of the outstanding shares of
         Series A Preferred shall have approved the Public Transaction
         Agreement and the transactions contemplated thereby (such
         transactions, the "Public Transaction") in accordance with the provisions of the Series A Certificate of Designations;

               (iii) Pursuant to the terms of the Public Transaction Agreement, the surviving entity of the Public Transaction shall have agreed to assume all of the Company's obligations under this Agreement and each of the other Related Agreements and such surviving entity shall have delivered to the Purchasers instruments of assumption to such effect, which instruments of assumption shall be in form and substance acceptable to the Purchasers; and

               (iv)  The Public Transaction shall be structured so that the closing of the Public Transaction shall occur immediately following the consummation of the Second Closing.

         (b)   Closing Notice. At least 3 days, but not more than 20 days, prior to the Second Closing, the Company shall have delivered to each of the
Purchasers written notice (the "Second Closing Notice") (i) announcing the satisfaction of the conditions set forth in Section 5.2(f), (ii) setting forth the Series B Preferred Shares Amount and the aggregate number of shares of
Series B Preferred and Second Closing Warrants to be issued to each of the
Purchasers at the Second Closing and (iii) specifying the Second Closing Date.

         (c)   Effectiveness of Series B Certificate of Designations. The
Series B Certificate of Designations shall have been made effective by filing such Series B Certificate of Designations with the Secretary of State of the
State of Delaware.

         (d)   Certified Public Transaction Agreement. The Company shall have delivered to the Purchasers a true and accurate copy of the Public Transaction

                                       17

Agreement as in effect as of the Second Closing, certified as such by the
Secretary of the Company.

         (e)   Other Matters. All corporate, legal, governmental, administrative and other proceedings in connection with the transactions contemplated by this
Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the
Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

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